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                                                                  EXHIBIT 23-G



                        Consent of Independent Auditors


We consent to the incorporation by reference, in Post-effective Amendment No. 2 to the Registration Statement on Form S-4 (file No. 333-18397) and related Prospectus of Cotter & Company for the registration of 692,230 shares of its common stock, of our report dated February 10, 1997, with respect to the consolidated financial statements of Cotter & Company included in its Current Report on Form 8-K/A dated February 27, 1997 (date of earliest event reported), as amended on March 26, 1997, filed with the Securities and Exchange Commission.





                                                ERNST & YOUNG LLP



Chicago, Illinois

March 26, 1997